UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2004

Commission File Number 001-31921

Compass Minerals International, Inc.
(formerly Salt Holdings Corporation)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1135403 (I.R.S. Employer Identification Number)

8300 College Blvd.
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE

        Compass Minerals International, Inc. (the Company) is furnishing the following information for purposes of Regulation FD disclosure:

Compass Minerals International, Inc. had private shareholders prior to its initial public offering on December 12, 2003. The following chart sets forth the weighted-average number of shares outstanding, both basic and diluted, for each quarter of 2003 and for the full year, in millions:

	Basic	Diluted*

Quarter ended March 31, 2003	35.1	36.2
Quarter ended June 30, 2003	34.7	36.0
Quarter ended September 30, 2003	30.0	31.7
Quarter ended December 31, 2003	30.2	32.1

Year ended December 31, 2003	32.5	34.0

* Diluted shares reflect the potential dilution that could occur under the treasury stock method of calculating the weighted-average number of outstanding common shares (i.e., assuming proceeds from the potential exercise of employee stock options are used to repurchase common stock.)

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: January 28, 2004	/s/ Rodney Underdown
Rodney Underdown
Chief Financial Officer